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                                                                   EXHIBIT 10.15

                          DEPARTMENT OF THE TREASURY

                 DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT



                                 May 2, 2000



VIA FACSIMILE (413) 739-8528

Mr. L. Edward Shultz
President & Chief Executive Officer
Smith & Wesson
2100 Roosevelt Avenue
Springfield, MA 01102-2208

Dear Ed:

            This letter is to confirm your understanding that the agreement entered into with the Departments of Housing and Urban Development and Treasury and state and local governments on March 17, 2000 (the "Agreement") does not obligate the parties to the Agreement other than Smith & Wesson to contribute money to the oversight committee described in Section III.A. of the Agreement. To be more specific, Section III.A.2. of the Agreement was not intended to and does not create a financial liability for the federal, state and local signatories of the Agreement.

            Please verify your agreement with this letter by countersigning below.

                                     Sincerely,


  /s/ Neal S. Wolin                    /s/ Max I. Stier
--------------------------------     --------------------------------------
Neal S. Wolin                        Max I. Stier
General Counsel                      Deputy General Counsel for Litigation
Department of the Treasury           Department of Housing and Urban Development



  /s/ L. E. Shultz
--------------------------------
L.E. Shultz
President & Executive Officer
Smith & Wesson